UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2017, The McClatchy Company (the “Company”) approved the voluntary transfer of the listing of the Company’s Class A common stock (“Class A Common Stock”) to the NYSE American LLC (“NYSE American”) from the New York Stock Exchange (“NYSE”).  The Company’s Class A Common Stock has been approved for listing on the NYSE American and will commence trading on the NYSE American on September 12, 2017, under the Company’s current symbol “MNI.”  The Company’s Class A Common Stock will cease trading on the NYSE at the end of the trading day on September 11, 2017.

Item 8.01 Other Events.

On September 7, 2017, the Company issued a press release announcing the sale of The Sacramento Bee’s building and surrounding land in Sacramento, California and The Kansas City Star’s office building and land for total gross proceeds of $56.75 million.  In addition, the Company announced entering into an agreement to retain Recruitology as its partner to provide employment services to the Company’s customers.

A copy of the Company’s press release regarding the matters described in Items 3.01 and 8.01 above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated September 7, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 7, 2017	The McClatchy Company

/s/ R. Elaine Lintecum
	By:	R. Elaine Lintecum
	Title:	Vice President, Finance and Chief Financial Officer